Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-249803) of Transcontinental Gas Pipe Line Company, LLC and in the related Prospectus of our report dated February 24, 2021, with respect to the consolidated financial statements of Transcontinental Gas Pipe Line Company, LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Houston, Texas
February 24, 2021